UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 17, 2007

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In February 2007, Spare Backup, Inc., a developer and marketer of a line of software products specifically designed for the small business , home business users and consumers, entered into an exclusive agreement with DSG Retail Limited, a subsidiary of DSG International, under which we will provide our Spare Backup PC backup services for DSG Retail Limited's customers in approximately 27 countries in Europe. In furtherance of our relationship with DSG International, in October 2007 DSG International has agreed to embed our Spare Backup software in its private label personal computers such as Philips, Advent and EI System’s beginning in the first quarter of 2008. Our offer will be launched upon the initialization of the new computer and is covered under the terms of the current agreements between the two companies. We anticipate that our software will be available to approximately 1,000,000 customers through this deployment method.

SPARE BACKUP, INC.

Date: October 22, 2007	By: /s/ Cery Perle
Cery Perle, Chief Executive Officer and President